Exhibit 10.1

CONFIDENTIAL TREATMENT REQUESTED BY HIGHPOWER INTERNATIONAL, INC.

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

Huizhou Yipeng Energy Technology Co., Ltd.

Agreement for Equity Transfer and Capital Increase

2016

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

The Agreement for Capital Increase and Capital Increase (hereinafter referred to as “the Agreement”) is made on the day of June 30, 2016 between

Party A: Huizhou Highpower Technology Co., Ltd. (abbreviated as “Huizhou Highpower”), a limited liability company incorporated and existing under the laws of China (hereinafter referred to as “the Investor”), whose registered address is at Xinhu Industrial Development Zone, Ma’an Town, Huicheng District, Huizhou City, Guangdong Province ;

Party B: Huizhou Yipeng Energy TechnologyCo., Ltd. (abbreviated as “Huizhou Yipeng Energy Technology”), a limited liability company incorporated and existing under the laws of China (hereinafter referred to as “the Company”), whose registered address is at (Factory Building B1) No.1 Qunliao Road, Ma’an Town, Huicheng District, Huizhou City, Guangdong Province ;

Party C: Shareholders listed in Appendix 1

Party A, Party B and Party C mentioned above are hereinafter collectively referred to as “the Parties”, and individually referred to as “each Party” or “one Party”.

Whereas,

1.           The Company, as an independent legal entity, is a limited liability company incorporated and existing under the laws of China; As of the date of signing of this Agreement, the Company’s registered capital shall be RMB 25,000,000 yuan, with its shareholding structure as below:

No.	Name of shareholder	Registered capital (RMB yuan)	Proportion of equity

1.	Shenzhen Jin Penglong Science and Technology Co., Ltd.	10,000,000	40%

2.	He Ping	2,750,000	11%

3.	ShuJianqin	4,750,000	19%

4.	QuJingdong	2,500,000	10%

5.	Beijing DFJ Fuhua Venture Investment Fund Management Centre (limited partnership)	2,500,000	10%

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Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

No.	Name of shareholder	Registered capital (RMB yuan)	Proportion of equity

6.	Icon Energy System Co., Ltd.	1,250,000	5%

7.	Yang Lishan	1,250,000	5%

	Total	25,000,000	100.00%

2.	Party A, Party B and Party C unanimously determined that the value of Huizhou Yipeng Energy Technology is estimated at RMB 127.5 million yuan (in words: RMB one hundred and twenty-seven million, and five hundred thousand yuan) before the investment.

3.	Party A shall invest in Party B according to the above estimated value RMB 127.5 million yuan. The Parties unanimously determined that the 5% of Yipeng’s equity held by Icon Energy System Co., Ltd. will be transferred to Party A when the investment agreement is signed. After the completion of the investment, , Party A will hold 50% of the Equity in Party B. If Party A’s parent company, decides to include Party B into its listed company, the Parties unanimously determined that Party A will purchase 2% of Party B’s equity from Party B’s founding shareholders at the price of RMB 2.5 million yuan, and Party A will hold 51% of the Equity in Party B then.

4.	Commitment to business objectives, and performance compensation / incentive system According to Party B’s development plan, requirements from the Parties, and the preparation for future capital market, Party B’s annual operating revenue and net profit after tax during the years 2016 to 2018 are shown as below:

	2016	2017	2018

Operating revenue	[***]	[***]	[***]

Net profit	[***]	[***]	[***]

Currency unit: (RMB) ten thousand yuan.

(1) After Party A’s investing in Party B, Party B should pledge that Party A will become Party B’s preferred supplier for lithium ion battery, and Party A should pledge its fulfilment of Party B’s orders will be prioritized.

(2) Performance compensation: During Party B’ commitment period, if net profit achieved in current year failed to reach 90% of performance commitment value, Party B’s founding shareholders shall make up for the deficiency through the payment of cash or transfer of equivalent equity to entire shareholders of Party B in a lump sum.

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Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

(3) Performance incentive: During Party B’ commitment period, if net profit achieved in current year reached 100% to 110% of performance commitment value, then the excess profit 10% will be awarded to Party B’s founding shareholders and operating management team; if net profit achieved in current year exceeded 110% of performance commitment value, then the excess profit 20% will be awarded to Party B’s founding shareholders and operating management team.

The Parties hereby enter into this Agreement on the Equity Transfer and Capital Increase to define rights and obligations of each party through negotiations on the basis of equality and mutual benefit, and agree to abide by the following terms and conditions.

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Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

Article 1    Definitions and Interpretation

In this Agreement, all of the words and expressions, unless otherwise defined herein, shall have the following meanings.

1.1          The Company means Huizhou Yipeng Energy Technology Co., Ltd.

1.2          Equity Transfer and Capital Increase means the money and equipment, with the total value of RMB 114,750,000 yuan, will be invested in Party B in two phases: The first phase: power battery equipment with valuation of RMB 45 Million yuan (pursuant to the actual amount) and RMB 15 million yuan in cash. Huizhou Highpower and Party B agreed that Party A will endeavour to complete its first-phase equipment transfer before June 30th and the RMB 15 Million yuan in cash will be completed before August 5th. Party A will complete its secondary-phase investment project (Cash plus equipment (at the invoice price of RMB 35 million yuan, pursuant to the actual amount) before November 5, 2016 with the precondition that Party B successfully get into the catalogue of Industrial Standards of Auto Mobile Power Battery Cell before Oct. 31st, 2016.

1.3          Completion of Equity Transfer and Capital Increase means completion of the items as below: (1) The Company has completed the filing relating to amended articles of association (the content and format as listed in Appendix 2) with registration authority; (2) The Company has completed the procedures for registration of change of industrial and commercial items; (3) The Company has obtained the amended Business License, relating to Equity Transfer and Capital Increase , issued by registration authority; (4) The Investor has obtained the investment certificate issued by the Company (the content and format as listed in Appendix 3), affixed with signature of legal representative and official seal of the Company; (5) The Investor has been recorded in the Company’s list of shareholders (the content and format as listed in Appendix 4); (6) The Company has completed the filing with registration authority relating to directors, shareholders’ representative and supervisors (nominated by the investor) to be employed in Board of Directors and Board of Supervisors; (7) The Investor has been registered, by registration authority, as the shareholder holding the Company’s registered capital RMB 23,750,000 yuan (accounting for 50% of the Company’s registered capital).

1.4          Completion date of Equity Transfer and Capital Increase means date of completion of matters relating to Equity Transfer and Capital Increase (as defined in the article 1.3).

1.5          Registration authority means the Administration of Industry & Commerce who has the right to issue a business license to the Company.

1.6          Articles of association refer to the Company’s articles of association currently in force.

1.7          Amended articles of association refer to the articles of association which can be amended from time to time for the purpose of Equity Transfer and Capital Increase

1.8          Transaction documents refer to this Agreement and amended articles of association.

1.9          Main business means the business items within the business scope recorded in Company's business license, as well as actual business activities.

1.10        Working day means any day except Sunday, Saturday or the day on which banks in China shall have the right or obligation to suspend business in accordance with applicable laws.

1.11        Business license means the Company’s business license, and business license which can be amended from time to time.

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Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

1.12        Intellectual property rights refer to various types of intellectual property rights (no matter if registered, including any application for such rights), including but not limited to (1) patent (including patent application right), discovery, technical procedure, technical proposal, application design, production technology, and know-how etc.; (2) trademark, logo, identification, trade name, domain name and related goodwill; (3) copyright, and relevant works recorded in the information medium, including but not limited to hardware, software, software and hardware combination, database, software coding, testing report, experimental data, test result, technical index, drawing, sample, model, operating manual, technical documentation, and other related information; (4) trade secret, business management method and other confidential information; and (5) intellectual property rights of same or similar nature anywhere in the world.

1.13        Affiliate: For any entity, organization or natural person, affiliate shall include the entity or natural person associated with the entity, organization or natural person, and its scope shall be referred to in No. 36 Accounting Standards for Business Enterprises – Disclosure of Affiliate; For any natural person, affiliate shall mean his/her spouse, children, parents, and close family members, as well as any other economic entity directly or indirectly controlled by such natural person.

1.14        Material adverse impact shall mean any event or circumstance that may result in failure to fulfil any obligation set forth in this Agreement, or any untrue or inaccurate representations and warranties made in this Agreement, or have major impact on legality, validity or enforceability of under this Agreement, or any event or circumstance that may or is considered to individually or jointly cause the Company’s net asset or net profit to reduce to 5% above the end-of-period value of the audited consolidated financial report in the recent fiscal year (with the exception of (i) any change in Accounting Standards; (ii) any actions or omissions of one party expressly permitted bythis Agreement or any other transaction document; if such event or circumstance is due to the party who claims for material adverse impact, then such event or circumstance shall not constitute material adverse impact).

1.15        Government authority means any local government authority, legislative, administrative or regulatory authority, group, institution, commission or other similar entities (including any of its branches or departments) or any subsequent entity in any country, region, province, city, troop (including affiliated organization, department and unit), or at other levels.

1.16        Senior management shall include general manager, deputy general manager, financial principal and other management personnel at director-level or above.

1.17        Encumbrances shall include any mortgage, pledge, lien, ownership in dispute, or other rights of third party (including but not limited to share-holding entrustment, subscription right, option and trust etc.)

1.18        With regard to provision or disclosure of information, integrity / completeness shall include any documents, information or materials required by one party or other relevant parties, which are provided any party as required ; With regard to any documents, information or materials, integrity / completeness shall mean content and format are integral, without deficiency or significant omission.

1.19        China, that is, the People's Republic of China, shall be deemed to serve the purpose of this Agreement only (Hong Kong, Macao and Taiwan not included).

1.20        Force majeure means any events that are unforeseeable at the time of execution of contract and could not be controlled, avoided or overcome by any party, including but not limited to fire, flood, typhoon, tsunami, earthquake, war, and any change in policies, laws and regulations.

1.21        Laws refer to any laws, administrative regulations, department rules and regulations, local rules and regulations, normative documents, judgments, prohibitions, orders, decrees or other restrictions set by any court or government organization.

1.22        Potential default events refer to any events or circumstances that are considered to constitute a breach of this Agreement by relevant party, in its reasonable judgment.

1.23        Currency, referred to RMB or Renminbi in this Agreement, means China's legal currency,

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Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

Article 2    The Company

The Company (referred to in this Agreement), as an independent legal entity, is a limited liability company incorporated and existing under the laws of China, and its business scope approved by registration authority is R & D, production, assembly and sale of lithium-ion power battery, lithium-ion power battery system and its accessories (including high and low voltage wiring, charging cable, BMS, connector assembly, and battery box etc.). (As for business items required to be approved by authorities in accordance with laws and regulations, the operating activities are allowed, with approval of relevant authorities.)

Article 3    Equity Transfer and Capital Increase of the Company

3.1        The Investor proposes to hold 50% of the Equity of the Company (equivalent to the total registered capital RMB 47,500,000 yuan). In this case, Party A shall invest in Party B according to the above estimated value RMB 127.5 million yuan. The Parties unanimously determined that the 5% of Yipeng’s equity held by Icon Energy System Co., Ltd. will be transferred to Party A when the investment agreement is signed. After the completion of the investment, Party A will hold 50% of the Equity in Party B.The Company’s shareholders and their respective proportion of equity are shown as below:

No.	Name of shareholder	Registered capital (RMB yuan)	Proportion of equity

1.	Huizhou Highpower Technology Co., Ltd.	23,750,000	50.00%

2.	Shenzhen Jin Penglong Science and Technology Co., Ltd.	10,000,000	21.053%

3.	He Ping	2,750,000	5.789%

4.	ShuJianqin	4,750,000	10%

5.	QuJingdong	2,500,000	5.263%

6.	Beijing DFJ Fuhua Venture Investment Fund Management Centre (limited partnership)	2,500,000	5.263%

7.	Yang Lishan	1,250,000	2.632%

	Total	47,500,000	100.00%

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Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

3.2         Payment for the Equity Transfer and Capital Increase

The Parties unanimously determined that the following Conditions Precedent, which may be waived, wholly or in part, in written form, by the Investor, shall be fulfilled. The investor shall, within ten (10) working days after receipt of the payment notice on Equity Transfer and Capital Increase (note: such payment notice shall be issued not earlier than the day when the Investor confirms in writing the following Conditions Precedent have been satisfied, or waived, wholly or in part), make the payment for the Equity Transfer and Capital Increase and allocate the equipment of equivalent value accordingly.

(a)	The Investor has conducted due diligence investigation relating to all business, finance, taxation and laws, and got satisfactory results.

(b)	The Investor has handled all of internal review and approval procedures required for the Equity Transfer and Capital Increase.

(c)	Party B’s internal power sector has approved the Equity Transfer and Capital Increase, and has presented the relevant written resolution to the Investor.

(d)	Existing shareholders of the Company have issued the Letter of Consent for abandonment of pre-emptive right or other letters with same effects involving the Equity Transfer and Capital Increase. The transferor has provided the Investor with such letters.

(e)	Party B’s related parties have signed all transaction documents, including this Agreement and amended articles of association, that the Investor deems necessary to sign. The Company has provided the Investor with such signed transaction documents,

(f)	The Equity Transfer and Capital Increase has occurred, and the Company has provided the Investor with the relevant certification documents as below:

(i)	Duplicate of authentic and integral (amended) Business License for the Company issued by registration authority;

(ii)	Registration authority has issued the certificate for completion of the filing relating to amended articles of association of the Company;

(iii)	The Company has issued investment certificate, affixed with signature of legal representative and official seal of the Company (the content and format as listed in Appendix 3), to the Investor;

(iv)	The Company has made the list of shareholders (the content and format as listed in Appendix 4), and

(v)	Registration authority has reviewed and approved the certificate for registration of amended Business License / filing of amendment, relating to the Equity Transfer and Capital Increase.

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Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

(g)	Consent, approval, authorization, order, registration, filing or qualification, which are required for the Equity Transfer and Capital Increase , or must be issued by any third party or government authority have been obtained and in full force (if any). The Company has provided the Investor with the duplicate of authentic and integral documents as mentioned above.

(h)	The Company’s senior management and core personnel as listed in Appendix 5 have wholly remained in office. The Company has signed contract of employment and contract for transfer of intellectual property right, involving the clauses of non-competition and obligation of confidentiality, for the contract period no less than 5 years with those senior management and core personnel, which have been approved by the Investor.

(i)	During the period from the date of signing of this Agreement to the Investor’s paying off for the Equity Transfer and Capital Increase , based on the Investor’s sensible judgement, there has never been any matter, fact, condition, change or other circumstances which may have material adverse (or reasonably foreseeable) impact on the Company.

(j)	During the period from the date of signing of this Agreement to the Investor’s paying off for the Equity Transfer and Capital Increase, representations and warranties made by actual controllers, existing shareholders and / or the Company under this Agreement are true, complete, accurate and effective. They have fulfilled obligations under this agreement, without any default events or potential default events.

(k)	During the period from the date of signing of this Agreement to the Investor’s paying off for the Equity Transfer and Capital Increase , based on the Investor’s sensible judgement, there has never been any material adverse impact resulted from the Company's capital structure, asset status, financial situation or business condition.

(l)	During the period from the date of signing of this Agreement to the Investor’s paying off for the Equity Transfer and Capital Increase , there has been no judgment, adjudication, arbitration or injunction for restriction, prohibition or cancellation of the Equity Transfer and Capital Increase from any court or government authority, nor any potential litigation, arbitration, judgment, adjudication, arbitration or injunction which has or will have a material adverse impact on the Company and / or Equity Transfer and Capital Increase ,

Article 4             Registration for the Equity Transfer and Capital Increase

4.1	The Company shall complete the (1) registration procedures for Equity Transfer and Capital Increase and change in business duration, business scope and name of items in industrial and commercial administration (2) complete the filing relating to amended articles of association of the Company with registration authority; (3) and complete the filing relating to directors and supervisors (nominated by the investor) with registration authority, and submit the duplicate of (amended) Business License to the Investor within thirty (30) days from the date of signing of this Agreement or reasonable period agreed upon by both parties;

4.2	The Investor shall assist the Company in handling the registration procedures for capital increase stipulated in this article, including but not limited to timely provision of the documents required for registration procedures for industrial and commercial change and filing, and in affixing seal and signature etc.

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Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

Article 5        Transaction Taxes and Expense

5.1          If the Equity Transfer and Capital Increase (1) can be completed on schedule, or (2) can’t be completed due to actual controllers and / or the Company, then relevant expenses and reasonable costs (hereinafter referred to as "expenses")arising from the Investor during the process of Equity Transfer and Capital Increase , including but not limited to legal, financial and other intermediary costs, shall be borne by the Company.

Article 6 Representations and Warranties of Actual controllers, Existing Shareholders and the Company

6.1          During the period from the date of signing of this Agreement to the Investor’s paying off for the Equity Transfer and Capital Increase , actual controllers, existing shareholders and the Company make the following representations and warranties.

(1)	Each party shall be legal person or natural person who has full capacity for civil conduct.

(2)	Each party has obtained or guaranteed that they can obtain all or any of authorities and / or approval required for the signing of this Agreement.

(3)	During the process of the Investor’s conducting due diligence investigation, and the process of each party’s preparation, negotiation, signing and execution of the transaction documents, all documents, information and materials submitted to the Investor by existing shareholders and/or the Company are true, accurate, complete, effective, without misleading message.

(4)	Actual controllers , existing shareholders and/or the Company have the ability, power and authority to sign and execute this Agreement and other transaction documents, including but not limited to handling the procedures for authorization, approval, and internal decision-making etc. in a legitimate and effective manner (if applicable).

(5)	The signing and execution of this Agreement and other transaction documents shall not constitute (i) a violation of effective organizational documents of existing shareholders and / or the Company, or (ii) a violation of any Chinese law, any approval/authorization/consent/permission from government authorities, or any judgement/adjudication/order by Chinese courts, or (iii) a breach of a legally binding agreement or contract in which Actual controllers , existing shareholders and/or the Company are the contracting party, or (iv) cause the opposite party under the contract signed by Actual controllers , existing shareholders and/or the Company to make a claim for the release from obligations or obtain other rights to claim (eg. right of claim for early repayment etc.).

(6)	The Company is a limited liability company incorporated and existing under the laws of China. To the knowledge of actual controllers, existing shareholders and/or the Company, establishment and evolution of the Companyconform to the local laws and regulations. The Company’s entire shareholders have paid in full their subscribed registered capital, without any encumbrances.

(7)	The Company’s capital structure recorded in the Articles of Association and Amendment to Articles of Association which are filed with the registration authority are fully consistent with the information disclosed by the Investor, and can accurately and completely reflect the Company’s capital structure as of the date of signing of this Agreement. Except the contents recorded in the Articles of Association and Amendment to Articles of Association as well as the information disclosed by the Company, the Company’s shareholders and / or any third parties are not entitled to pre-emptive right, right of pre-emption, right of preferential transfer, first refusal, option, subscription warrant, conversion right, right to repurchase or redemption, equity incentive plan etc., nor get involved in any such agreements, arrangements or commitments.

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Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

(8)	The Company has completed or will complete the filing relating to the completed or ongoing projects with competent government authorities, or has obtained or will obtain the approval of competent government authorities, according to relevant laws and regulations or requirements of relevant competent departments (if applicable), and there are no obstacles or defects in such approval or filing both in law and fact, nor any risks to our knowledge.

(9)	The Company has been granted authorization, approvals, permits and licenses required for business activities from any government authorities and / or other departments as well as consents from any three party (if applicable) in an overall effective way, and believed that there is no possibility that such authorization or approvals will be revoked.

(10)	The Company has complied with all applicable laws, and has been granted authorization, approvals, permits and licenses required by environmental departments, and there are no circumstances which may cause the Company’s failure to obtain or renew such authorization, approvals, permits and licenses. The Company’s all completed and ongoing projects have obtained or will obtain the approval of competent environmental departments, and its environmental protection facilities have been inspected. There are no obstacles or defects in such approval or inspection both in law and fact, nor any risks to our knowledge. The Company has made its pollutant emission declaration according to relevant laws and regulations, and paid in full sewage charges and other fees without delay, with no default in payment. The Company has never received any environmental claim, or got involved in any pending or possible dispute, administrative punishment or judicial procedure relating to environmental pollution, and there are no risks to our knowledge.

(11)	The Company has the legitimate right to use and legally-binding right to lease all immovable property (including land and housing, etc.), movable property and other assets (hereinafter collectively referred to as "the Company’s assets"). There has been no encumbrance against the Company’s assets. As for the land occupied by the Company, all procedures for transfer of state-owned land have been completed. The Company has paid all fees, including land-transferring fees, and obtained certificate for the use of state-owned land, and certificate of property ownership for all buildings. Each lease agreement signed the Company has constituted legal, valid, binding and enforceable obligations that the Parties shall fulfil. Rental or other expenses to be borne by the Company under such lease agreement are current. The Company has never been given any notice about or claim for termination or possible termination of any such lease agreement from any lessors.

(12)	With regard to the Company’s assets, there have been no illegally acquiring or possessing, nor any pending or possible expropriation, compulsory requisition, enforcement, supplementary payment of taxes, or other similar procedures, nor any risks to our knowledge. All of the Company’s assets are in the normal operation and maintenance condition (normal wear and tear during the normal use not included).

(13)	The ownership, right of use, or application right of all intellectual property rights are legally owned by the Company. The Company has taken all appropriate measures to protect the legitimacy, validity, integrity and security of the intellectual property rights (including timely handling of the corresponding procedures for registration, filing, and fee renewal etc.). With regard to the production and business activities that involve others’ intellectual property rights, the Company has obtained approval and authorization from obligee of the intellectual property rights, and has signed the relevant agreement in accordance with relevant laws and regulations. To our knowledge, the Company has never infringed others’ intellectual property rights, or received any third party’s claim for damages for the Company’s (possible) infringement of intellectual property rights, or got involved in any pending or possible dispute or judicial procedure relating to any intellectual property rights.

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Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

(14)	The Company shall pay the insurance in accordance with business practices, and type of insurance and insured amount shall conform with the established practice of the industry. The Company has paid for insurance in full, and all insurance policy, insurance certificate, performance guarantee are in full effect.

(15)	As of the date of signing of this Agreement, the Company has provided the Investor with the financial statements dated May 30, 2016 prepared based on China GAAP (including but not limited to balance sheet, income statement, cash flow statement, and consolidated financial report, etc., same as below). The financial statements (together with its notes) can reflect the Company's financial situation, business result and cash flow in a fair, complete and accurate manner, and is in conformity with the Company's account book, voucher and financial records in all material aspects. From the issuing date of the financial statements, there are no circumstances which may have material adverse (or possible) impact on the Company’s financial and business situation, nor any risks to our knowledge. There are no liabilities and contingent liabilities which should be but have not been disclosed in financial statements (or its notes), nor any liabilities and contingent liabilities which may have material adverse impact on the Company’s financial and business situation according to China GAAP.

(16)	From the financial reference date to the completion date of Equity Transfer and Capital Increase, the Company has never declared or paid any distributable profits / dividends.

(17)	Transactions between Actual controllers, existing shareholders and / or affiliates and the Company are conducted at the fair price of similar products / service market and on terms of exchange. The Company has never transferred profits through transfer pricing, or got involved in any arrangements which may have material adverse impact on the Company’s profitability.

(18)	There has been no debtor-creditor relationship between actual controllers, existing shareholders and affiliates, the Company’s directors, supervisors, senior management and affiliates, and the Company (except the debtor-creditor relationship between the Company and its subsidiaries), nor any arrangement to our knowledge.

(19)	The Company has complied with all applicable laws and regulations of respective jurisdictions in which its employees worked, and purchased social insurance for its employees (including but not limited to endowment insurance, medical insurance, work-related injury insurance, maternity insurance and unemployment insurance, and housing accumulation fund) in accordance with applicable Chinese laws. There have been no unsettled labor disputes or disputes (including but not limited to ongoinglabor dispute mediation and arbitration, or labor litigation), nor any risks to our knowledge. The Company has never made equity incentive plan and / or equity subscription plan.

(20)	The Company has handled tax declaration procedure, submitted tax returns and financial statements in accordance with applicable laws and regulations, within the time limit for filing income tax returns prescribed by tax authorities based on applicable laws, delivered other tax information required by tax authorities, and paid all taxes and fees in accordance with applicable laws, with no tax evasion or outstanding tax debts. Tax returns and other relevant tax information submitted to relevant tax authorities (including but not limited to China's national tax, land tax, customs and finance departments, the same below) are prepared based on applicable laws, and are true, accurate, current and complete, without any false or misleading information or any major events which should be but have not been disclosed. Preferential tax policies adopted by or any similar arrangement made by the Company are in compliance with applicable laws, to which government authorities raise no objections, and there are no risks to our knowledge. Any payments for employees made by the Company are withholding of personal income tax. The Company has never got involved in any pending tax investigation, tax claims, tax levy, tax administrative penalties, disputes, reconciliation or similar arrangement, and no risks to our knowledge.

(21)	The Company has never got involved in insolvency or other circumstances that may result in dissolution or dissolution, and never applied or been requested to start any procedure for dissolution or liquidation, nor any risks to our knowledge.

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Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

(22)	The Company has never presented itself before a court as defendant or plaintiff, or got involved in any legal procedure, administrative procedure or other compulsory measures relating to the Company or its assets, and no risks to our knowledge.

(23)	Actual controllers and the Company have never got involved in any default or potential event of default with respect to this Agreement and other transaction documents, and no risks to our knowledge.

(24)	The Company has complied with applicable laws and regulations, and has never got involved in the violation of laws and regulations on anti-bribery, anti-corruption, anti-unfair competition

6.2	Actual controllers and the Company promise that in the event of any circumstances, after the date of signing of this Agreement, which may cause any of the foregoing statements to be untrue, inaccurate, incomplete or misleading, actual controllers and the Company will give a written notice to the Investor without delay, and take all necessary measures according to reasonable requirements of the Investor.

Article 7    Representations and Warranties of the Investor

7.1	During the period from the date of signing of this Agreement to the Investor’s paying off for the Equity Transfer and Capital Increase, the Investor made the representations and warranties as below:

(1)	The Investor, a limited liability company incorporated and existing under the laws of China, is able to assume its legal obligations and responsibilities on its own.

(2)	The Investor has the power and authority to fulfil the obligations under this Agreement. This Agreement is signed according to true intention of the Investor. The Investor has handled the procedures required by the signing of this Agreement, including but not limited to authorization, approval, and internal decision making etc., in a legitimate way.

(3)	The signing and execution of this Agreement shall not constitute (i) a breach of effective organizational documents, or (ii) breach of local laws and regulations of the place where the Investor set up business, or consent/approval/ authorization of government authorities, or judgments/adjudication/ decrees by any court.

(4)	Unless controlling shareholders otherwise agree in writing, the Investor shall not grant the equity gained from Equity Transfer and Capital Increase to any competitors of the Company.

7.2	The Investor promises that in the event of any circumstances, after the day of signing of this Agreement, which may cause any of the foregoing statements to be untrue, inaccurate, incomplete or misleading, the Investor will give a written notice to the Investor without delay, and take all necessary measures according to reasonable requirements of the Company.

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Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

Article 8      Rights of the Investor

8.1          Transfer limit

(1)	Restriction on equity:

No matter whether there are other stipulations, from the day when the Investor would pay in full the amount for Equity Transfer and Capital Increase , actual controllers and / or existing shareholders may not transfer any equity held in the Company to any competitors of the Company, unless the Investor otherwise agrees in writing.

(2)	Right of pre-emption:

(i)	Since the day when the Investor has become the Company’s shareholder (the content and format as listed in Appendix 4 — list of shareholders), any shareholder (hereinafter referred to as the "transferor") may sell all or part of its equity held in the Company (hereinafter referred to as the "equity for sale")to any third party other than the shareholder (hereinafter referred to as the "transferee"), however, the transfer shall be subject to the article 8.1(1), 8.1(2), 8.1(3) under this Agreement.

(ii)	The transferor shall give a written notice about the equity transfer to other shareholders (hereinafter referred to as the “Notice of Transfer”) which indicates (a) Name of the transferor and the transferee; (b) Amount for proposed transfer of the equity (c) Transfer price of the equity for sale and (d) Other terms and conditions for the equity for sale

(iii)	Within twenty (20) working days after the delivery of Notice of Transfer to other shareholders (hereinafter referred to as the “exercise period of right of pre-emption”), other shareholder(s) (hereinafter referred to as the " shareholder for the purpose other than equity transfer) has the right but not obligation to exercise pre-emptive right to purchase all or part of the equity for sale (hereinafter referred to as the "right of pre-emption”). If any shareholder for the purpose other than equity transfer requests to exercise right of pre-emption, then he/she/it shall give a written reply to other shareholders within the exercise period of right of pre-emption, indicating the number of equities purchased, provided that such number of equity purchased may not exceed the number of equity obtained from the following formula calculation: Number of equity for sale should be multiplied by number of equity held by the shareholders, exercising right of pre-emption, for the purpose other than equity transfer, and divided by the sum of the number of equity held by the shareholders for the purpose other than equity transfer; If the shareholder for the purpose other than equity transfer gives up exercising the right of pre-emption, he/she/it shall give a written notice to the transferor and other shareholders before the expiry of exercise period of right of pre-emption (hereinafter referred to as the "Notice of Waiver”); If the shareholder for the purpose other than equity transfer gives no reply within 20 working days after receipt of the Notice of Transfer, he/she/it shall be deemed as waiver of the right of pre-emption.

(3)	Co-sale right

(i)	With regard to Equity Transfer and Capital Increase , directly or indirectly made by controlling shareholder, set forth in article 8.1(1) and 8.1(2), if the Investor, as the shareholder for the purpose other than equity transfer, sends the Notice of Waiver or gives no reply within the exercise period of right of pre-emption, then he/she/it (called as the “shareholder of co-sale right” for the purpose of article 8.1(3)) has the right but no obligation to request the transferee to purchase a certain percentage of equity according to the terms and price stipulated in "Notice of Transfer” from the shareholder of co-sale right (hereinafter referred to as the “co-sale right”). The percentage should be calculated according to the following formula. S=P×A/B, among which “S” refers to the proportion of equity for sale held by shareholder of co-sale right, “P” refers to proportion of the equity for transfer held by transferor “A” refers to proportion of the equity held by shareholder of co-sale right, “B” refers to sum of proportion of the equity held by the transferor and shareholder of co-sale right.

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Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

(ii)	If shareholder of co-sale right decides to exercise its co-sale right, he/she/it shall give a written notice on the day of delivery of Notice of Waiver or within (20) twenty working days after the expiry of exercise period of right of pre-emption, indicating the proportion of equity involving co-sale right. If the shareholder fails to give a written notice about exercising co-sale right within the above specified time limit, he/she/it shall be deemed as waiver of the co-sale right.

(iii)	If shareholder of co-sale right decides to exercise the co-sale right, the transferor shall adopt the measure of reduction of the proportion of sale right to assist in exercising the co-sale right.

(iv)	If shareholder of co-sale right decides to exercise the co-sale right, and the transferee fails to purchase relevant equity from the shareholder of co-sale right, then the transferor shall not transfer the equity. In the case that the transferor makes any Equity Transfer and Capital Increase without prior written consent from shareholder of co-sale right, such transfer shall be deemed invalid and void.

(4)	Any Equity Transfer and Capital Increase, made by the transferor, in a breach of the article 8.1(1), 8.1(2) and 8.1(3) (including but not limited to obligation of delivery of written notice to other shareholders) shall be deemed invalid and void. The Investor has the right to request the Company, and the Company shall take all reasonable and necessary measures for the prohibition or restriction of the Equity Transfer and Capital Increase as stipulate in the article, and such Equity Transfer and Capital Increase are not allowed for filing with industrial and commercial administration.

8.2          Pre-emptive right:

(1)	From the day when the Investor has become the Company's shareholder (the content and format as stipulated in List of Shareholders in Appendix 6), if the Company decides to increase its registered capital, the entire shareholders, under equal conditions, shall have the right but no obligation of pre-emptive subscription of the increased registered capital according to their previous shareholding percentage to maintain their proportion of shareholding on a fully diluted basis (hereinafter referred to as the "pre-emptive right").

(2)	Before proposed increase in the registered capital (hereinafter referred to as the " proposed capital increase"), the Company shall give a written notice to shareholders within twenty (20) working days before the proposed capital increase (hereinafter referred to as the " Notice of Capital Increase”). The Notice of Capital Increase shall indicate (1) amount of the registered capital and relevant terms and conditions; (2) Cash consideration in the Company based on the capital increase; and (3) details for the potential subscribers.

(3)	Within twenty (20) working days after receipt of the Notice of Capital Increase (hereinafter referred to as the "Time limit for reply of pre-emption”), the entire shareholders shall have the right but no obligation to choose exercising of pre-emptive right to the proposed capital increase according to the same price and terms set forth in Notice of Capital Increase in proportion to their previous shareholding. If the shareholder chooses to exercise pre-emptive right to the proposed capital increase, wholly or in part, he/she/it shall give a written reply, indicating the number of equity subscribed, within the time limit for reply of pre-emption; If the shareholder chooses the waiver of pre-emptive right to the proposed capital increase, wholly or in part, he/she/it shall give a written reply to the Company before the expiry of the time limit for reply of pre-emption (hereinafter referred to as the "Notice of Confirmation”). If the shareholder gives no reply within twenty (20) working days after the receipt of Notice of Capital Increase”, then he/she/it shall be deemed as waiver of pre-emptive right (hereinafter referred to as the " Expiration of Pre-emptive Right ”). Within twenty (20) working days after the delivery of Notice of Confirmation and Expiration of Pre-emptive Right, the Company and other shareholders shall have the right to subscribe to the part which has not been subscribed in accordance with the proportion of equity held in the Company at that time.

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Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

(4)	At the expiration of Time limit for reply of pre-emption, or within sixty (60) working days after the delivery of written reply to Notice of Capital Increase, if the Company fails to conclude a legally-binding subscription agreement with shareholders on the shareholders’ failure in exercising of Pre-emptive right during the propose capital increase, and has not gone through the procedures for pre-emptive right set forth in the article 8.2, then the Company is not allowed to increase is register capital.

8.3          Right to anti-dilution

(1)	From the day when the Investor has become the Company's shareholder (the content and format referred to in List of Shareholders in Appendix 4), when it comes to next round of financing or capital increase (hereinafter referred to as the "next round of financing”), if the Company's estimated value before investment is lower than the estimated value after Equity Transfer and Capital Increase (i.e. RMB 242250000 yuan), (hereinafter referred to as the "low estimated value in next round of financing”), the Investor has the right to adjust its equity proportion in the Company according to the low estimated value in next round of financing. After the adjustment, the Investor’s equity proportion in the Company before the next round of financing should be calculated according to the following formula calculation:

The Investor’s equity proportion after adjustment = Proportion of the equity held by the Investor after the Equity Transfer and Capital Increase x (estimated value for the Company during the Equity Transfer and Capital Increase / low estimated value in next round of financing)

(2)	In the above circumstance, actual controller and / or holding shareholder shallsign an agreement for Equity Transfer and Capital Increase with the Investor before the next round of financingdelivery, and transfer a part of equity to the Investor for free of charge, so that the equity held by the Investor in the Company can achieve the calculation result of the following formula. Under the laws of China, if the Investor can’t obtain the compensation equityfrom actual controller and / or existing shareholder for free of charge, after the agreement for Equity Transfer and Capital Increase on defining the obligation of exchange for shares is concluded between the Investor, actual controller and / or existing shareholders (at the Investor’s discretion), actual controller and / or existing shareholders shall issue a certificateoffee exemption onEquity Transfer and Capital Increase according to the format required by the Investor, based on which the Investor is exempted from paying the amount for Equity Transfer and Capital Increase . As for the Investor’s obligation for tax payment resulted from the above exemption, actual controller and / or existing shareholders shall give full compensation to the Investor, which come up with the result that the Investor is exempted from obligation of payment of any tax.

(3)	In order to avoid any doubt, if the Investor can obtain any entity through exercising pre-emptive right referred to in the article 8.2 during next round of financing, then proportion of total equity held by the Investor after next round of financing shall be the consisted of the following two parts (1) proportion of the equity held by the Investor after anti-dilution adjustmentpursuant to the article hereof; (2) proportion of the equity obtained by the Investor Pre-emptive right under the article 8.2 hereof during next round of financing

(4)	The Parties agree to complete all legal proceedings relating to transactions under the article 8.3 hereof, including but not limited to the signing of any relevant contracts and other written documents, approval of Equity Transfer and Capital Increase by voting for the resolution adopted by meetings of shareholders’ committee and board of directors, filing with registration authority, and approval and registration from other relevant government authorities (to the extent required by laws).

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Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

8.4          Preferential right:

From the day when the Investor has become the Company's shareholder (the content and format referred to in List of Shareholders in Appendix 4), if the Company's other shareholders are entitled to shareholders' right which is more preferential than the Investor, then the Investor shall enjoy such preferential right accordingly.

8.5          Right to information access:

From the day when the Investor has become the Company's shareholder (the content and format referred to in List of Shareholders in Appendix 6), the Company, and actual controller and existing shareholders shall facilitate the Company to adopt the following measures to protect the Investor's right to know:

(1)	The Company shall provide the Investor with the following information in an acceptable way:

(a)	Within 90 days after the end of fiscal year, the Company should provide consolidated financial statements audited by accounting firm having the qualification of securities and operation report which can meet the requirements of the Investor;

(b)	Within 60 days after the end of each quarter, the Company should provide quarterly financial report and operation report;

(c)	Duplicates of all documents or information provided to shareholders

All financial statements must be prepared in accordance with China GAAP, and include at least balance sheet, cash flow statement and profit statement.

(2)	The Company shall provide members of board of directors with the Company's information or materials relating to financial or other aspects, if requested by the Investor. Actual controller, existing shareholders and Company should allow the Investor or representative (designated by the Investor) to conduct investigation and inspection during business hours, including operating assets, accounting books and records, and discuss the Company's business, operation and situation with directors, managers, consultants, independent auditors, legal consultants and investment bankers.

(3)	The Investor has the right to engage a third party audit institution to conduct independent audit of the Company's financial situation, and shall bear the expense arising from the audit. However, if(a) there are any discrepancies between any items audited by third party audit institution, such as the Company's net assets, operating income and net profit, and the data shown in financial statements provided to the Investor, with the variance of 10%, or (b) if the third party audit institution failed to issue the standard and unqualified opinion audit report, the Company shall bear the expenses arising therefrom.

8.6          Liquidation preference right:

Liquidation refers to any of the following circumstances:

(1)	Liquidation of the Company — voluntary or compulsory liquidation;

(2)	The Company’s substantial or material assets are sold or otherwise disposed of, or Company’s substantial intellectual property rights are exclusively authorized by any other party. In any of the above circumstances, the Company shall, and actual controllers and existing shareholders shall cause the Company to distribute assets (all distributable assets to shareholders) in the following way.

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Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

(3)	Before the distribution of assets to any shareholder (except the Investor), the Company shall pay the Investor the amount, equivalent to full amount for Equity Transfer and Capital Increase , and the dividend previously paid to the Investor should be deducted from such amount (hereinafter referred to as "priority allocation").

(4)	After priority allocation is made to the Investor according to the above item (1), the Company’s remaining and distributable assets shall be divided among entire shareholders (including the Investor) in proportion to their current shareholding.

8.7          Right of repurchase:

(1)	In any of the following circumstances, the Investor shall have the right but no obligation to request the founding shareholders of Party B to repurchase the equity in the Company, wholly or in part, held by the Investor (hereinafter referred to as "Right of Repurchase”). The founding shareholders of Party B shall be held jointly and severally liable for the above, and shall guarantee that such repurchase is approved by shareholders' committee and board of directors.

(a)	Any change in control power in the Company, without prior consent of the Investor;

(b)	The founding shareholders of Party B and/or the Company are held accountable for breach of laws in their operation and management, and the Investor can reasonably believe that such breach of laws will lead to obstacles in the Company’s continuing operations.

(c)	Representations and warranties made by The Company, and / or The founding shareholders of Party B, and transferors are untrue, inaccurate, incomplete or misleading, and constitute a serious breach of their obligations and commitments, and endanger the company's continuing operations;

(d)	From the day when the Investor has become the Company's shareholder (the content and format referred to in List of Shareholders in Appendix 4), The Company has seen losses for consecutive three fiscal years, or

(e)	From the day when the Investor has become the Company's shareholder (the content and format referred to in List of Shareholders in Appendix 6), Cumulative loss of the Company has been RMB 10 million yuan; or

(f)	Party B fails to get into the catalogue of Industrial Standards of Auto Mobile Power Battery Cell issued by Ministry of Industry and Information Technology of the People’s Republic of China before Oct. 31st, 2016 and this failure endanger the development of the company.

(g)	Party B fails to get into the catalogue of Industrial Standards of Auto Mobile Power Battery Pack issued by Ministry of Industry and Information Technology of the People’s Republic of China before May 31st, 2017 and this failure endanger the development of the company.

(2)	If the Investor exercises its right pursuant to article 8.7(1) herein) herein, repurchase price shall be consisted of the amount payable in exchange for the equity repurchase, and return on investment as of the day of the Investor’s paying off for the Equity Transfer and Capital Increase ,calculated according to the following formula (hereinafter referred to as " repurchase interest ").(i) under the conditions of item(a) to (c), repurchase interest is annually single interest 5%, and (ii) under the conditions of item(d) to (f), repurchase interest is annually single interest 2%, however, the dividend paid to the Investor, during the period from day of the Investor’s paying off for the Equity Transfer and Capital Increase to payment of repurchase price, shall be deducted.

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Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

(3)	If the Investor exercises its right pursuant to article 8.7(1) herein) herein, it shall give a written notice about request for repurchase of equity (hereinafter referred to as the "Notice of Repurchase") to the founding shareholders of Party B. The founding shareholders of Party B, after receipt of the Notice of Repurchase shall take all reasonable measures immediately, including signing of necessary documents, and assisting in obtaining the approval of government authorities (if required), handling of other legal procedures, and completion of repurchase within thirty (30) days after the receipt of Notice of Repurchase.

(4)	If the Investor exercises its right pursuant to article 8.7(1) herein) herein, or the repurchase is not completed within the time limit prescribed in article 8.7(1) herein). Without prejudice to other right to relief that the Investor can enjoy pursuant to this Agreement, the Investor may contact any third party on its own (hereinafter referred to as “Transferee with the Intention") for the acquisition of repurchased equity. If requested by the Investor, the equity in the Company, wholly or in part, held by existing shareholders shall be transferred to the Transferee with the Intention under the same terms and conditions. The founding shareholders of Party B shall assist the completion of the transfer procedure within thirty (30) days after receipt of the written notice about the equity transfer from the Investor to the Transferee with the Intention. Actual controller shall instruct existing shareholders and Transferee with the Intention to handle the above formalities.

Article 9    Further Commitment

9.1          Actual controllers, existing shareholders and/or the Company represent, warrant and agree that during the period from the date of signing of this Agreement to the Investor’s paying off for the Equity Transfer and Capital Increase , The Company will not take any of the following actions, unless otherwise specified by prior written consent from the Investor:

(1)	Amendment of the articles of association and other organizational documents, except the amendment of articles of association and other organization documents for the purpose of this transaction;

(2)	Major adjustment to the Company’s organization structure and management personnel ; Conclusion, termination or revision of contract for employment of directors or senior management personnel employment arrangements (except the renewal of existing agreements, or arrangements and / or promotion and salary raise during the period of employment;

(3)	Apart from main business, conclusion of any agreement or commitment which can involve the total price exceeding RMB 1 million yuan (or other currency of equivalent value), or that may result in any major change in the nature or scope of the Company's business;

(4)	Apart from main business, conclusion of any agreement, contract, arrangement or transaction which may have material adverse impact on the company.

(5)	Cancellation or waiver of third-party claims, including claim for compensation and creditor’s right;

(6)	Provide any loan to the third party, set any encumbrance based on all or part of the Company's shares, assets, income or equity, or allow any encumbrance by taking any third party as the beneficiary;

(7)	The Company’s borrowings from financial institution or other third party exceeding RMB 1 million yuan (or other currency of equivalent value), or other forms of financing;

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Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

(8)	Direct or indirect sale, lease, transfer or otherwise dispose of the Company's major assets and business through one or more or a series of transactions (no matter if they are connected transaction);

(9)	Render service to any customer in accordance with more preferential terms and conditions, or participate in any obviously unfair business practices or any transactions that may damage the interests of the Company;

(10)	Amendment of the Company's accounting methods, policies / principles, and financial accounting rules and regulations etc., (except the revision in accordance with China GAAP and applicable laws);

(11)	Mergers and acquisitions, investment in any company by shares, merger or incorporation with anyone, or restructuring or adjustment of the Company's capital structure in any way;

(12)	Application for liquidation or bankruptcy proceedings;

(13)	Declaration, distribution or payment of any dividend to the Company's shareholders or other allocations

(14)	Any amendment to any existing contract which may have a significant effect on nature or scope of operation of the company, as one of the contracting party

(15)	Conclusion of any contract or other legally binding document that is worth over RMB 1 million yuan (or other currency of equivalent value) no matter whether in the general business process.

(16)	Apart from main business, conclusion of any agreement, contract, arrangement or transaction that may affects the Company’s business, or have material adverse impact on the Company.

9.2          During the period from the date of signing of this Agreement to the Investor’s paying off for the Equity Transfer and Capital Increase, actual controllers and existing shareholders shall request the Company to adopt any of the following measures, unless otherwise specified by prior written consent from the Investor:

(1)	Maintain the operation of the Company according to previous practices, maintain good relationship with customers, to ensure that there is no major change in the Company's goodwill, business and business;

(2)	Ensure the integrity and continuation of organizational structure and business organization the Company, and maintain the stability of personnel of the company's management and technical team.

(3)	Continue to ensure that the company's operating assets are in normal operation and good maintenance / repair status.

(4)	Maintain the effectiveness of the company's business license and qualification;

(5)	No violation of any of representations and warranties under this agreement by means of action or omission;

(6)	Give written notice about any event, fact, condition, change or any other situation that has or may have material adverse impact on the company to the investors in a timely manner;

(7)	Handling of the company's tax affairs in accordance with applicable laws

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Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

9.3          After the signing of this Agreement, the Parties shall maintain close cooperation and take all necessary actions to promote the completion of the Equity Transfer and Capital Increase as soon as possible, including but not limited to:

(1)	Within shortest possible period after the signing of this agreement, take all effective measures as soon as possible to obtain consent, exemption, approval of all third parties relating to the Equity Transfer and Capital Increase, or give notice to third parties (if required).

(2)	Within shortest possible period after the signing of this agreement, adoption of effective measures as soon as possible to obtain consent, exemption, approval, command, license, authorization and registration from government authorities relating to the Equity Transfer and Capital Increase, or handling of necessary filing procedures in government authorities (if necessary).

(3)	Sign or promote the signing of any reasonable, necessary or appropriate further documents, and take or prompt to take reasonable, necessary or appropriate further action to perform this agreement in an effective way.

(4)	Make best efforts to meet precedent conditions for the payment under the agreement in a timely manner.

9.4          Corporate governance

After the completion of the capital increase, the Parties shall standardize the company's governance structure, and promote the construction of systems, to lay the foundation for Party B’s sustainable development. The Parties agreed that they will discuss about Party B’s production and operation after the signing of this agreement, and make a detailed five-year (2017-2021) business plan, including but not limited to market planning, product planning, development planning, supply planning, production planning, sales planning, human resource planning, investment planning, financial planning and forecasting etc., and formulate the company's development planning with strong guidance and reliability to serve as programmatic document for Party B's business development.

After the signing of this Agreement, the Company’s organizational structure shall be properly adjusted in accordance with the following provisions, and such adjustment shall be reflected in the amended articles of association.

(1)	Shareholders' Committee

Shareholders’ Committee, as the company’s supreme organ, shall exercise its powers in accordance with relevant Chinese laws. The following (a) to (b) items require affirmative votes by shareholders representing two-thirds of the votes, and other items by shareholders representing one-third of the votes;

(a)	Make resolution for the increase or reduction of registered capital of the company;

(b)	Make resolution for the company’s merger, division, termination, dissolution, liquidation, bankruptcy filing, or change in company form;

(c)	Amendment of the company's articles of association;

(d)	Make resolution for issuing of corporate bonds

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Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

(2)	Board of directors

The Parties agreed that Party B's original board structure will be adjusted after the signing of this agreement. Five board seats for members of board of directors (including 3 members recommended by Party A, and 2 members recommended by Party B) will be set. Chairman of the board of directors, as the legal person, shall be served by the director recommended by Party A. The existing shareholders cast the affirmative votes for candidates of director nominated by the Investor. Meeting of the board of directors shall be held at least twice a year, and shall be effective when more half of entire directors are present.

The following items require affirmative votes by more half of entire directors

(e)	Make plans for the increase or reduction of registered capital of the company, and issuance of corporate bonds, with the exception of the company’s issuance of the bonds (no more than 20% of the company’s registered capital) to any third party, at the price of more than the investor’s payment of the Equity Transfer and Capital Increase

(f)	Make plans for the Company’s merger, division, termination, dissolution, liquidation, bankruptcy filing, and change in company form;

(g)	The Company’s acquisition, merger, reorganization or equity investment in other forms, with each single item worth of over RMB 1 million yuan, or for 12-month accumulated value of RMB 5 million yuan;

(h)	Sale, transfer, lease, acquisition or disposal of the Company’s assets with each single item worth of over RMB 1 million yuan, or for 12-month accumulated value of RMB 5 million yuan, with the exception of the items specified in annual financial budget plan;

(i)	As for the Company’s borrowings or loans, each single item worth of over RMB 3 million yuan, or for 12-month accumulated value of RMB 15 million yuan, with the exception of the items specified in annual financial budget plan;

(j)	As for the Company’s contract, each single item worth of over RMB 5 million yuan, or 12-month accumulated value of over RMB 5 million yuan, with the exception of the items specified in annual financial budget plan;

(k)	Hire or dismiss the audit firm;

(l)	Implement profit distribution plan approved by the board of shareholders, and pay dividends and dividends to shareholders;

(3)	Board of supervisors

The company shall have a board of supervisors, which shall be composed of 3 members, consisting of 1 shareholders’ representative, and 2 workers’ representative

(4)	Management team

The Parties agree that the company's CFO will be recommended by Party B, other senior managers, including general manager and deputy general manager etc., will be appointed by board of directors, based on the existing team, and management team can be replenished from time to time according to needs of the company's development.

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Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

(5)	Resource coordination

After the implementation of this cooperation, Party A shall give full play to its advantages in financing, industry integration, organization management, human resources and brand operation, Party B and Party C should give full play to the advantages in technology, research and development, quality management, marketing, policy and industry resources, and make their great efforts to jointly promote Party B's sound and rapid development, to achieve the vision of becoming domestic venture board market and main board market through merger at an early date.

9.5          Non-competition

During the period when the investor directly or indirectly hold the equity in the company, without the investor's prior written resolution, actual controllers, existing shareholders and their affiliates (1) shall not engage in or participate in any business activities which have competitive relationships with the Company’s main business and future business, including but not limited to, as the shareholder, director, employee, partner, agent, consultant or other status; (2) shall not own or hold, directly or indirectly, any equity, equity interest, subscription right, or other investment interest in any enterprise which has competitive relationships with the Company’s products and main business; (3) shall not, for the benefit of anyone outside the company, hire, lobby, seduce or attempt to hire, lobby, seduce the company’s management, managers, consultants or employees; (4) and shall not, for the benefit of anyone outside the company, use the Company’s logo or other similar signs, which is often the cause of confusion between the Company’s and others’ business and product name. Management shareholders pledge that they will make great efforts to serve the Company during their tenure of office.

9.6          Specifications

Actual controller, existing shareholders and the Company make commitment, jointly and severally, to the Investor that they will cause relevant subject to take measures or actions in accordance with relevant agreement.

(1)	The Company ensures that after the completion of the Equity Transfer and Capital Increase, the composition of board of directors and board of supervisors, stipulated in the filing information, will be disclosed in National enterprise credit information publicity system. The disclosed information can truthfully reflect the status of directors and supervisors after the company’s Equity Transfer and Capital Increase

(2)	In the event that the Investor has good reason to believe that the management shareholders’ investment in the form of patent right may be considered as “untrue capital contribution” by registration authority or other regulatory authorities, then management shareholders shall, within thirty days upon receipt of the request from relevant authorities, adopt proper measures, including but not limited to replacement or replenishment of capital contribution and etc. to rectify the situation of “untrue capital contribution”. If any of management shareholders is transferor, then such transferor, actual controller and / or existing shareholders shall be held jointly and severally liable for the investor’s loss arising from “untrue capital contribution” under the Equity Transfer and Capital Increase (including but not limited to any expenses incurred in adoption of any remedial measures).

(3)	The Company ensures that the connected transaction between the Company and affiliates should follow the principle of fair market price. On the premise that the company makes a detailed disclosure to and obtain approval from the investor in advance, the Company’s affiliates may provide the Company with preferential conditions, that is, more favourable price compared with fair market price.

(4)	The company shall be responsible for payment of social insurance and housing provident fund in accordance with laws and relevant requirements, if requested by competent administrative department of labour.

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Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

Article 10     Liability for Breach of Contract

10.1       On the premise that the relevant parties may terminate this agreement in accordance with the stipulations of this Agreement. Unless otherwise expressly agreed by the Parties, if one party (hereinafter referred to as the “observant party”) suffered any losses (including direct and indirect losses)due to other parties’ (hereinafter referred to as the “defaulting party”)breach of contract(including the violation of any commitments, warranties, representations made in this Agreement, with exception of force majeure), breaching party shall bear the full liability for the losses caused to observant party. Breaching party shall assume no liability for the losses due to observant party’s own fault, negligence and omission, or failure in adoption of prompt measures resulting in damage or loss and expanded part.

10.2       The Parties further agree that any events, facts, circumstances, or liabilities of the Company arising before the completion of the Equity Transfer and Capital Increase (including but not limited to any claim, loss, or other contingent liabilities caused by any administrative punishment, or any problems relating to labor, social insurance and housing fund, environmental protection, safety, taxation, assets and business, regardless of whether they have been disclosed to the Investor). Actual controller and existing shareholders shall compensate the company for the above losses and claims, and shall bear joint and several liability for such compensation obligation.

10.3       For clarity, if the company has provided guarantee to any third parties on behalf of any affiliates on or before the date of completion of the Equity Transfer and Capital Increase (including but not limited to guarantee, mortgage, pledge), actual controller and existing shareholders shall compensate the company for any claims, compensation, loss and / or cost arising from assumption of security responsibilities after the completion of the Equity Transfer and Capital Increase, and shall bear joint and several liability for such compensation obligation.

10.4        The waiver by either party hereto of breach or default of any provision of this Agreement by the other party hereto for one or several times will not be construed as a waiver of its right to termination of this Agreement and/ or any succeeding claims for damages as a result of breach or default of any provision of this Agreement

Article 11     Termination of this Agreement

11.1        The Parties hereby agree that this Agreement may be terminated before the date of completion of the Equity Transfer and Capital Increase, in the following circumstances.

(1)	The Parties agreed to terminate the Agreement through consultation.

(2)	Before the date of completion of the Equity Transfer and Capital Increase, if representations and warranties made by the Investor are proved to be untrue, false or misleading, or actual controller, existing shareholders and / or the Company is in serious violation of its obligations under this Agreement, resulting in Material adverse impact on the Company, the Investor may terminate the Agreement after giving a written notice of termination to other relevant parties. In any case, the Investor’s failure in exercise the above right shall not mean the waiver of other rights and remedies resulted from actual controller, existing shareholders and / or the Company’s breach of contract.

(3)	Before the date of completion of the Equity Transfer and Capital Increase, if representations and warranties made by the Investor is proved to be untrue, false or misleading, or the Investor is in serious violation of its obligations under this Agreement, then actual controller, existing shareholders and / or the Company may terminate the Agreement after giving a written notice of termination to the Investor. In any case, actual controller, existing shareholders and / or the Company’s failure in exercise the above right shall not mean their waiver of other rights and remedies resulted from the Investor’s breach of contract.

(4)	If precedent conditions referred to in article 3.2 (1) herein can’t be met before December 31 2016 or within the grace period agreed in writing by the Investor (or exempted by the Investor), the Investor may terminate the Agreement after giving a written notice of termination to other relevant parties.

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Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

(5)	Either party may terminate this agreement in any of the following circumstances

(a)	In the case that this Agreement can’t be fulfilled due to force majeure or other reasons not attributable to the Parties, either party may terminate the Agreement after giving a written notice of termination to other relevant parties.

(b)	In the event that either party files its bankruptcy petition, or its registration or business license has been revoked, or closed down by order, or fails to fulfill this agreement due to any other reasons, then other parties may terminate this Agreement after giving a written notice of termination to the party who is unable to fulfill this Agreement.

Article 12     Dissolution of Effect

12.1         When this agreement is terminated pursuant to article 11 herein, then the effect of rescission or termination shall be in accordance with Contract Law and other relevant laws, however, obligations of each party set forth in Article 10 - Liability for Breach of Contract, Article 12 - Dissolution of Effect, and Article 13 - Jurisdiction and Dispute Resolution, Article 15.3 - Notice, Article 15.4 - Confidentiality remain in effect. Unless otherwise agreed in writing by the parties, the termination or rescission of this agreement shall have no prejudice to the rights and obligations of the Parties before.

Article 13     Jurisdiction and Dispute Resolution

13.1         The conclusion, interpretation and performance of this Agreement shall be governed by the laws of China.

13.2         Any disputes arising from the performance of this agreement shall be settled by the Parties through friendly negotiation. If a consensus couldn’t be reached through negotiation, either party may file a lawsuit to local people's court.

Article 14     Effectiveness

14.1         This Agreement shall come into effect upon signature and seal (if applicable) by the representatives authorized by each party and internal audit procedures are conducted by the Investor.

Article 15     Miscellaneous

15.1          The Parties shall conclude a supplementary agreement for any changes or additions. The Supplementary agreement shall have the same legal effect with this Agreement. If there any parts not included in the revised articles of association, or any parts specified in the revised articles of association which are associated with this Agreement, such parts shall be in accordance with this agreement.

15.2         This Agreement shall come into effect upon signature and seal by legal representatives or authorized representatives of each party, as well as signature and fingerprint by members (natural person) of each party.

15.3         Any change or modification in this Agreement shall come in effect upon signature and seal by legal representatives or authorized representatives of each party, as well as signature and fingerprint by members (natural person) of each party.

15.4          If any terms or conditions under this agreement are deemed invalid or void, it shall not affect the validity of other clauses.

15.5          After the formal investment agreement is in force, the terms of the investment agreement shall prevail.

15.6          This Agreement made out in eight originals, one copy held by Party A, one copy held by Party B, and one copy held by each member of Party C, respectively, shall have the same legal effect.

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Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

This Agreement is signed on June 25, 2016 in Shenzhen.

15.7         Notice

All notices or other communications hereunder shall be in writing in Chinese, and shall be sent to the following address by hand, courier service or other special delivery. If delivered by hand, it will be viewed as delivered when actually delivered to the addresses below; If delivered by mail, it will be viewed as delivered when the recipient actually receives the mail; If delivered by fax, it will be viewed as delivered when the fax is sent; If delivered by registered or certified mail, prepaid, (return receipt requested), it will be viewed as delivered to the following address when the mail is sent;

To the Investor:

Address:      Xinhu Industrial Development Zone, Ma’an Town, Huicheng District, Huizhou City,
Guangdong Province

Postcode: 516057

Receiver: Pan Dangyu

Telephone:

Fax:

To the Company:

Address:      Huizhou Yipeng Energy Technology Co., Ltd.

Postcode: 516057

Receiver: He Ping

Telephone:

Fax:

Each party may change its address or contact information after delivery of the notice in accordance with the article herein.

15.8         Confidentiality

The Parties shall keep confidential the nonpublic information (hereinafter referred to as "confidential information") relating to the articles of this agreement and the Equity Transfer and Capital Increase. With prior written consent from other parties, each party may disclose the confidential information to a third party or used for the purposes other than Equity Transfer and Capital Increase. In any of the following circumstances, the information may not be deemed as confidential information: (1) the information known to the public before the disclosure (2) the information known to the public due to any party’s breach of confidentiality obligations; and (3) any party’s obtaining the aforesaid confidential information through non-confidential channel before the use of it.

Notwithstanding the above agreement, the aforesaid confidential information shall not apply to the following circumstances:

(1)	Disclosure of the confidential information subject to any applicable law, order or judgment;

(2)	Disclosure of the confidential information at the request of any government authorities, regulatory authorities or any relevant administration, administrative or securities trading institution

(3)	Disclosure of the confidential information to its affiliates, managers, investor, or directors, employees, managers, agents or professional consultants of its affiliates’ investor in the view of achieving the purpose of this Agreement or performing the Agreement

(4)	Other circumstances agreed in writing by the Parties

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Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

(Page for signature and seal below)

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Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

Page for Signature

In witness hereof, Agreement for Equity Transfer and Capital Increase — Equity Investment Agreement for Huizhou Yipeng Energy Technology Co., Ltd. is entered into by duly authorized representatives of each party on the date first written above.

Huizhou Highpower Technology Co., Ltd.	Huizhou Yipeng Energy Technology Co., Ltd.

Authorized representative:/s/ Pan Dangyu (seal)	Authorized representative:/s/ He Ping (seal)
Post:	Post:

Shenzhen Jin Penglong Science and Technology Co., Ltd.	Beijing DFJ Fuhua Venture Investment Fund Management Centre (limited partnership)

Authorized representative:/s/ He Ping	Authorized representative:/s/ Qu Jingdong (seal)
(seal)
Post:

Icon Energy System Co., Ltd.	He Ping

Authorized representative:/s/ Pan Dangyu (seal)	Signature:/s/ He Ping
Post:	(seal)

Shu Jianqin	Qu Jingdong

Signature:/s/ Shu Jianqin	Signature:/s/ Qu Jingdong
(seal)	(seal)

Yang Lishan

Signature:/s/ Yang Lishan
(seal)

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

Appendix 1 Management Shareholders

No.	Name of shareholders

1.	Huizhou Highpower Technology Co., Ltd.

2.	Shenzhen Jin Penglong Science and Technology Co., Ltd.

3.	He Ping

4.	ShuJianqin

5.	QuJingdong

6.	Beijing DFJ Fuhua Venture Investment Fund Management Centre (limited partnership)

7.	Yang Lishan

i

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

Appendix 2 Amended Articles of Association

ii

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

Appendix 3 Investment Certificate

Investment Certificate of Huizhou Yipeng Energy Technology Co., Ltd.

Name of enterprise: Huizhou Yipeng Energy Technology Co., Ltd.

Date of establishment:

Registered capital: RMB 47,500,000 yuan

Name of shareholder: Huizhou Highpower Technology Co., Ltd.

Registration number:

Amount of subscribed registered capital: RMB 23,750,000 yuan

This is to certify that Huizhou Highpower Technology Co., Ltd.(with subscribed registered capital of RMB 23,750,000 yuan) held 50% of equity in Huizhou Yipeng Energy Technology Co., Ltd.

Huizhou Yipeng Energy Technology Co., Ltd. (chop)

Signature:
Name:
Position:

Date:

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Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

Appendix 4 List of Shareholders

List of Shareholders of Huizhou Yipeng Energy Technology Co., Ltd.

Name of shareholder/Name	ID Card No. / Registered No.	Amount of Investment RMB (Yuan)
Huizhou Highpower Technology Co., Ltd.		23,750,000
Shenzhen Jin Penglong Science and Technology Co., Ltd.		10,000,000
He Ping		2,750,000
ShuJianqin		4,750,000
QuJingdong		2,500,000
Beijing DFJ Fuhua Venture Investment Fund Management Centre (limited partnership)		2,500,000
Yang Lishan		1,250,000
Total		47,500,000

Huizhou Yipeng Energy Technology Co., Ltd.(seal)

Signature:
Name:
Position:
Date:

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Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

Appendix 5 List of Core Employees

No.	Name	Department	Position
1
2
3
4
5
6
7
8
9
10
11
12
13

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